Exhibit 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registation Statements on Form S-8 (No. 33-80080, No. 33-81844, No. 333-03524 and No.
333-40229) of our report dated February 27, 1998 appearing on page F-1 of Hollywood Entertainment Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.

PRICE WATERHOUSE LLP
------------------------
PRICE WATERHOUSE LLP

Portland, Oregon
March 30, 1998